                                                                    EXHIBIT 3.21

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN OBSCURED.


                              VIVENTIA BIOTECH INC.
                             SUBSCRIPTION AGREEMENT

TO:     VIVENTIA BIOTECH INC.

RE:     SUBSCRIPTION FOR AND PURCHASE OF UNITS

1.   SUBSCRIPTION

Teva Pharma B.V. (the "PURCHASER") hereby subscribes for and agrees to purchase, on and subject to the terms and conditions set forth herein, from Viventia Biotech Inc. (the "CORPORATION") such number of units ("UNITS") as is specified in section 18 hereof (collectively, the "PURCHASED UNITS") at a price of $0.20 per Unit.

2.   DESCRIPTION OF UNITS

Each Unit is comprised of one common share of the Corporation (a "COMMON SHARE") and one common share purchase warrant (a "SHARE PURCHASE WARRANT"). Each Share Purchase Warrant is exerciseable by the holder at any time into one Common Share at a price of $0.20 per Common Share. Each Share Purchase Warrant expires at 5:00 p.m. on the date which is five years from the date of issuance of the Share Purchase Warrants.

The Units, Common Shares, Share Purchase Warrants and Common Shares issued upon the exercise of the Share Purchase Warrants (collectively, the "PURCHASED SECURITIES") will be subject to resale restrictions prescribed by the Toronto Stock Exchange (the "TSX") and any regulatory body having jurisdiction, and may not be sold or transferred for a period of 120 days following the Closing Date, other than in accordance with the rules of the TSX and any regulatory body having jurisdiction. The Purchaser is advised to consult legal advisers regarding such restrictions.

3.   PAYMENT

The total amount payable by the Purchaser in respect of the Purchased Units (the "SUBSCRIPTION PRICE") will be paid in lawful money of Canada on the Closing (as herein defined) by certified cheque or bank draft drawn on a Canadian chartered bank and payable to "VIVENTIA BIOTECH INC.", or as otherwise directed by the Corporation.

4.   CONDITIONS OF CLOSING

The Purchaser must complete, sign and return one executed copy of this Subscription Agreement at the Closing. It is a condition of the Closing that all regulatory approvals necessary for the purchase and sale of the Purchased Units must be obtained prior to the Closing Date (as herein defined). The obligations of the Purchaser to complete the purchase of the Purchased Units contemplated hereby will be conditional upon the fulfillment at or before the Closing Time (as herein defined) of the following conditions:

     (a) the Corporation having obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the offering of the Purchased Units (the "OFFERING");

     (b) the Corporation having complied fully with all relevant statutory and regulatory requirements required to be complied with prior to the Closing Time (including without limitation those of the TSX in connection with the Offering);

     (c) the Corporation having received a letter of the TSX accepting notice of the Offering subject to the usual conditions;

     (d) the Corporation having taken all necessary corporate action to authorize and approve the Subscription Agreement and the issuance of the Purchased Securities and all other matters relating thereto;

     (e) delivery of a bring down certificate with respect to the accuracy of the representations and warranties as at the Closing Time and compliance and fulfillment with all covenants to be performed as at the Closing Time;

     (f) the Purchaser having received a favorable legal opinion of the Corporation's counsel addressed to the Purchaser, acceptable to counsel to the Purchaser, acting reasonably; in giving such opinion, counsel to the Corporation will be entitled to rely, where appropriate, as to matters of fact, upon the representations and warranties of the Purchaser contained herein, a certificate of fact of the Corporation signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable;

     (g) the Corporation having delivered to the Purchaser a certificate of Computershare Trust Company of Canada as registrar and transfer agent of the Corporation which certifies the number of outstanding common shares of the Corporation as at the day before the Closing Date;

     (h) the Common Shares and Share Purchase Warrants in form acceptable to the Purchaser, acting reasonably, will have been executed and delivered by the Corporation, to the extent necessary, to the Purchaser; and

     (i) the Dan family and shareholders of the Corporation controlled or owned by them having entered into a shareholders' agreement with respect to their securities of the Corporation with the Purchaser, in a form acceptable to the Purchaser.


The Corporation covenants that it will use its reasonable commercial efforts to fulfill or cause to be fulfilled, at or before the Closing Time, each of the conditions listed above in items (a) to (h).

5.   USE OF PROCEEDS

The Corporation agrees that the proceeds from the issuance, sale and delivery of the Purchased Units will only be used to finance discovery, research and product development initiatives and general operating activities in accordance with the strategic operating plan approved by the Board of Directors of the Corporation or any amendments thereto approved by the Board of Directors of the Corporation. For greater certainty, the proceeds from the issuance, sale and delivery of the Purchased Units will not be used to redeem or purchase any securities (including convertible securities) or debt of the Corporation.

6.   CLOSING

Delivery and payment for the Purchased Units will be completed (the "CLOSING") at the offices of Torys LLP, 32nd Floor, Maritime Life Tower, TD Centre, 79 Wellington Street West, Toronto, Ontario, M5K 1N2, at 8:00 a.m. (Toronto time) (the "CLOSING TIME") on September 5, 2003 or on such earlier or later date or time as the Corporation and the Purchaser may agree (the "CLOSING DATE"). This executed Subscription Agreement is open for acceptance by the Corporation at any time within five business days of the date it is executed by the Purchaser. Confirmation of acceptance or rejection of this subscription will be delivered to the Purchaser within five business days of the date it is executed by the Purchaser.

One or more certificates representing the Common Shares and Share Purchase Warrants comprising each Unit will be available at the Closing in accordance with the terms of Section 4(h) hereof for delivery against payment to the Corporation of the Subscription Price in the manner specified above.

7.   PROSPECTUS EXEMPTIONS

     (a) The Purchaser represents and warrants that it is resident outside of Ontario and Canada. The Purchaser acknowledges, agrees and covenants that:

          (i) at the Closing Date and thereafter, the Purchased Securities may be subject to transfer and resale restrictions under applicable laws, including the rules and regulations of the TSX;

          (ii) since the issuance of the Purchased Securities to it hereunder is an issuance of securities outside of Canada, in the spirit of the Interpretation Note which has been published in the place and stead of repealed O.S.C. Policy 1.5 and in the spirit of the proposed Rule to replace the same, it will not sell any of the Purchased Securities issued hereunder to any person resident in Canada for a period of one hundred and twenty (120) days from the date the said Purchased Securities are issued, unless the same is permitted under an applicable exemption from applicable securities legislation. If, during the period of any resale restriction applicable to the Purchaser, new legislation is enacted in respect of the sale of securities outside of Ontario or the other provinces of Canada, such as proposed Multilateral Instrument 72-101, each of the Corporation and the Purchaser covenants to comply with the provisions of same to the extent applicable, and if required by such new legislation the certificates representing the Purchased Securities will be appropriately legended in respect of applicable resale restrictions; and


         (iii) the Purchaser will not sell any of the Purchased Securities to any resident of Canada or for the account of or benefit of any resident of Canada except in compliance with the securities laws of the applicable province or territory of Canada.

     (b) The Purchaser further acknowledges and agrees that it will execute any documents required by the TSX or any regulatory authority having jurisdiction regarding restrictions on transfer and any applicable hold period. The Purchaser acknowledges and agrees that:

          (i) it has not been provided with a prospectus in connection with its subscription for the Purchased Units;

          (ii) it has not been provided with an offering memorandum within the meaning of the Securities Act (Ontario) and the Regulation and rules thereunder in connection with this purchase of the Purchased Units; and

          (iii)it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions.

     (c) The Purchaser agrees that the Corporation may be required by law or otherwise to disclose the identity of the Purchaser.

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     (a) BY THE CORPORATION: The Corporation hereby represents, warrants and covenants to and with the Purchaser and acknowledges that the Purchaser is relying upon such representations, warranties and covenants (which representations, warranties and covenants will survive the Closing) that:

          (i) each of the Corporation and 20025 Yukon Inc. (the "SUBSIDIARY") is duly organized and validly existing under the laws of Ontario and Yukon, respectively; each is duly registered, licensed or qualified as an extra-provincial corporation in each jurisdiction where it carries on business except where the failure to be so registered, licensed or qualified will not result in an adverse material effect; other than the Subsidiary, a wholly-owned subsidiary of the Corporation, the Corporation has no subsidiaries;


          (ii) the Corporation has the corporate power, capacity and authority to enter into, and to perform its obligations under, this Subscription Agreement; this Subscription Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies; all necessary corporate action has been taken by the Corporation to validly issue and sell the Purchased Units to the Purchaser; at the Closing, all agreements contemplated by this Subscription Agreement to which the Corporation is a party will be duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of it, enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

         (iii) each of the Corporation and the Subsidiary has the corporate power and capacity to own or lease its assets and to carry on its business as now conducted by it and as is presently intended to be conducted by it;

          (iv) other than acceptance by the TSX of the private placement notice relating to the issue and sale of the Purchased Units and the approval of the holders of the Corporation's debentures, no consents, approvals, authorizations, declarations, registrations, filings, notices or other actions whatsoever are required in connection with the execution, delivery and performance by the Corporation of the transactions contemplated by this Agreement;

          (v) the entering into of this Subscription Agreement, the sale of the Purchased Units and the performance by the Corporation of its other obligations contemplated hereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with,

               (A) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the shareholders and directors of the Corporation or the Subsidiary;


               (B)  any material contract of the Corporation;

               (C) to the knowledge of the Corporation, any statute, rule or regulation applicable to the Corporation or the Subsidiary; and

               (D) to the knowledge of the Corporation, any judgment decree or order binding the Corporation, the Subsidiary or the property or assets of the Corporation or the Subsidiary;


          (vi) the Common Shares to be delivered to the Purchaser, when delivered to the Purchaser, will be duly authorized, validly issued and outstanding as fully-paid and non-assessable shares in the capital of the Corporation;

         (vii) the Corporation will, at all times while the Share Purchase Warrants are outstanding, allot and maintain sufficient number of Common Shares to satisfy the exercise of Share Purchase Warrants comprising the Purchased Units;

        (viii) the Common Shares issuable upon the exercise of the Share Purchase Warrants will, upon due exercise of the Share Purchase Warrants and the receipt by the Corporation of the exercise price in accordance with the terms thereof, be duly authorized, validly issued and outstanding as fully-paid and non-assessable shares in the capital of the Corporation;

          (ix) each of the Corporation and the Subsidiary is current and up-to-date with (i) all material filings required to be made by it under the corporate laws of its jurisdiction of incorporation and (ii) to the best of the Corporation's knowledge, all filings required to be made under the securities laws of the provinces of Canada where it is a reporting issuer or its equivalent, as applicable;

          (x) the Corporation is a reporting issuer not in default of its obligations under the securities laws of British Columbia, Alberta and Ontario (the "PROVINCES") and no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed under the securities laws of the Provinces and no such disclosure has been made on a confidential basis;

          (xi) none of the materials filed by or on behalf of the Corporation with the applicable securities commissions or the stock exchanges (the "PUBLIC RECORD") contained a misrepresentation (as defined in the Securities Act (Ontario)) as at the date of such filing which has not been corrected;

         (xii) the Corporation is a "QUALIFYING ISSUER" as such term is defined in Multilateral Instrument 45-102;

        (xiii) the authorized capital of the Corporation consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series, of which, as at June 30, 2003, 277,843,627 Common Shares (and no other shares) are issued and outstanding as fully paid and non-assessable; the authorized capital of the Subsidiary consists of an unlimited number of class A shares of which, as at the date hereof, one class A share (and no other shares)is issued and outstanding as fully paid and non-assessable, and such share is owned by the Corporation; all such issued and outstanding securities have been validly issued and are outstanding as fully paid and non-assessable; other than as disclosed herein or in connection with the debentures of the Corporation issued on June 30, 2002, to the knowledge of the Corporation, there are no shareholders agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting, acquisition, disposition or other dealing or holding of any securities, or any of them, of the Corporation or of the Subsidiary; other than, as at July 25, 2003, 107,771,556 share purchase warrants and 5,284,496 options to purchase Common Shares granted to directors, officers, employees and shareholders of the Corporation, and 15,384,614 shares and 15,384,614 share purchase warrants issuable upon the conversion of the outstanding convertible debentures, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which either the Corporation or the Subsidiary is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation or the Subsidiary, respectively;

         (xiv) each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable licensing, antipollution and environmental protection legislation, regulations or by-laws or other similar legislation, laws, by-laws, rules and regulations of any governmental or regulatory bodies; to the knowledge of the Corporation, there is no licensing, anti-pollution or environmental legislation, regulation, by-law or lawful requirement presently in force which the Corporation anticipates that it or the Subsidiary will be unable to comply with without adversely affecting its financial condition, results of operations, business or prospects in any jurisdiction in which its business is carried on;

          (xv) each of the Corporation and the Subsidiary holds all material licences, certificates, registrations, permits, consents or qualifications required by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary in order to enable its business to be carried on as now conducted and all such licences, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and do not contain any unusual burdensome provision, condition or limitation which has or could reasonably be expected to have a material adverse effect on the operation of the business of the Corporation or the Subsidiary as now conducted or as presently intended to be conducted and, neither the Corporation nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licences, certificates, registrations, permits, consents, or qualifications which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income or future prospects of the Corporation or the Subsidiary;

         (xvi) except for proceedings set forth in Schedule 8(a)(xvi), there are no actions, suits or proceedings (whether or not purportedly on behalf of the Corporation or the Subsidiary) pending or, to the knowledge of the Corporation, threatened or expected against or affecting, the Corporation or the Subsidiary, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. To the knowledge of the Corporation no ground exists upon which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. To the knowledge of the Corporation, there are no judgments, decrees, orders or awards of any court, governmental body or arbitration affecting the Corporation or the Subsidiary, at law or in equity;

        (xvii) the audited financial statements of the Corporation as at and for the years ended December 31, 2001 and 2002 contained in the Corporation's annual reports for the years ended December 31, 2001 and 2002:

               (A) have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

               (B) represent fully, fairly and correctly in all material respects the assets, liabilities and financial condition of the Corporation as at December 31, 2001 and 2002 and the results of its operations and the changes in its financial position for the year then ended;

               (C) are in material accordance with the books and records of the Corporation; and

               (D) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation for the period covered thereby, and there has not been any material adverse change in the financial position of the Corporation, or its businesses, assets, liabilities or undertaking since December 31, 2001 and 2002 other than as specified in the Public Record;

       (xviii) the unaudited interim financial statements of the Corporation as at and for the six months ended June 30, 2003:

               (A) have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of preceding periods;

               (B) represent fully, fairly and correctly in all material respects the assets, liabilities and financial condition of the Corporation as at June 30, 2003, and the results of its operations and the changes in its financial position for the period then ended;

               (C) are in material accordance with the books and records of the Corporation; and

               (D) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation for the period covered thereby, and there has not been any material adverse change in the financial position of the Corporation or its business, assets, liabilities or undertakings since June 30, 2003 other than as specified in the Public Record;

         (xix) the Subsidiary does not carry on any active business, its liabilities, contingent or otherwise, do not exceed $100 and generally accepted accounting principles in Canada do not require the assets and liabilities and results of operations of the Subsidiary to be consolidated with those of the Corporation;

          (xx) the auditors of the Corporation who audited the financial statements for the years ended December 31, 2001 and 2002 and who provided their audit report thereon are independent public accountants as required under applicable Canadian securities laws;

         (xxi) each of the Corporation and the Subsidiary has filed all necessary tax returns and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and there are no tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Corporation or the Subsidiary which, in any of the above cases, might reasonably be expected to result in an adverse change in the condition, financial or otherwise, or in the earnings, business, affairs or business prospects of the Corporation or the Subsidiary, other than existing tax deficiencies which in the aggregate do not exceed $50,000;

        (xxii) to the knowledge of the Corporation, no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and, no proceedings for this purpose have been instituted or are pending;

       (xxiii) to the knowledge of the Corporation, each of the Corporation and the Subsidiary is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact of the Corporation or the Subsidiary or result in an adverse material change to the Corporation or the Subsidiary, and has not and is not engaged in any unfair labour practice;

        (xxiv) the Common Shares to be issued at Closing and the Common Shares to be issued upon exercise of the Share Purchase Warrants have been conditionally approved for listing and upon issuance will be listed and posted for trading on the TSX;

         (xxv) all of the Corporation's issued and outstanding Common Shares and the Common Shares reserved or allotted for issue have been listed for trading on the TSX;

        (xxvi) the TSX has accepted notice of the private placement contemplated by this Subscription Agreement;


       (xxvii) the assets of the Corporation are insured against loss or damage to an extent and in amounts which are reasonable for the business of the Corporation; to the knowledge of the Corporation, the Corporation is not in default with respect to any of the provisions contained in the insurance policies, the payment of any premiums under any insurance policy nor has failed to give any notice or to present any claim under any insurance policy in a due and timely fashion; copies of all insurance policies of the Corporation and the

               Subsidiary and the most recent inspection reports received from insurance underwriters have been made available to the Purchaser;

      (xxviii) to the knowledge of the Corporation, the Corporation has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in material default of any material contract to which it is a party; each of the material contracts is in full force and effect, unamended, and there exists no material default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default under any material contract;

        (xxix) since March 31, 2003, the Corporation has carried on business in the ordinary course;

         (xxx) the Corporation is not in default under any credit agreement, guarantee, bond, debenture, note or other instrument evidencing or securing any debt and there exists no state of facts which after notice or lapse of time or both or otherwise would constitute such a default;

        (xxxi) to the knowledge of the Corporation, the Corporation and the Subsidiary have all the rights in the Company Intellectual Property and Intellectual Property Licenses that they reasonably require to carry on their business as currently conducted, and neither the Corporation nor the Subsidiary has granted any person any license, right to use or other interest in the Company Intellectual Property or Intellectual Property Licenses that would impair the ability of the Corporation to conduct its business as it is currently being conducted. The Company Intellectual Property and the Intellectual Property subject to the Intellectual Property Licenses together constitute all of the Intellectual Property currently used in connection with the operation of the business of the Corporation and the Subsidiary.
               Schedule 8(a)(xxxi) contains accurate particulars of all registrations or applications for registration of the Company Intellectual Property. All material contracts made by the Corporation or the Subsidiary granting any person any licenses, rights of use or other interest in or to the Company Intellectual Property are in full force and effect, do not constitute a breach, modification, cancellation, termination or suspension of any rights in respect of the Company Intellectual Property, and did not require the consent of any person. The Company Intellectual Property has not been used or enforced, or failed to be used or enforced, in any manner that would result in a non-renewal, modification, abandonment, cancellation or unenforceability of any of the Company Intellectual Property. The Corporation and the Subsidiary have renewed or made application to renew all registrations of Company Intellectual Property and has paid all applicable fees, all within the applicable renewal periods. To the knowledge of the Corporation, all of the Intellectual Property Licenses and, all of the Intellectual Property rights which have been granted to the Corporation or the Subsidiary in the Intellectual Property Licenses, are in full force and effect and have not been used or enforced, or failed to be used or enforced, in any manner that would result in a non-renewal, modification, abandonment, cancellation or unenforceability of any of such Intellectual Property or the Intellectual Property Licenses and, if applicable, they have been renewed. Neither the Corporation nor the Subsidiary is in breach of or in default under any of the Intellectual Property Licenses. To the knowledge of the Corporation, neither the Company Intellectual Property nor its use in the business of the Corporation as currently carried on or any of the Intellectual Property Licenses on the terms set forth therein, infringes upon or breaches any rights in the Intellectual Property of any other person, except any third party Intellectual Property for which licenses are generally available on commercial terms. Other than as set out in Schedule 8(a)(xvi), neither the Corporation nor the Subsidiary has received any notice of any adverse claim, litigation or assertion of infringement in respect of the Company Intellectual Property or the Intellectual Property Licenses, and the Corporation is not a party to any litigation alleging that the conduct of the business, as currently carried on infringes upon or breaches the rights of any other person in Intellectual Property;

       (xxxii) the Corporation has provided to the Purchaser all material information relating to the financial condition, business and prospects of the Corporation and the Subsidiary and all such information is true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading; and

      (xxxiii) the Corporation has not offered the Purchased Units to any other person resident in or subject to the laws of the Netherlands.

     (b) BY THE PURCHASER: The Purchaser hereby represents, warrants and covenants to and with the Corporation and acknowledges that the Corporation is relying upon such representations, warranties and covenants (which representations, warranties and covenants will survive the Closing) that:

          (i) the Purchaser is acquiring the Purchased Units (which, for the purpose of this section, includes any shares issuable upon conversion of the Purchased Units) as principal for its own account and not for the benefit of any other person;

          (ii) if the Purchaser sells the Purchased Securities, it will comply with the securities legislation of the jurisdiction within which the Purchaser and the person to whom the Purchaser sells such securities resides;

         (iii) the sale of the Purchased Securities by the Corporation to the Purchaser is exempt from the prospectus requirements of the securities laws of the Netherlands and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of the regulatory authorities obtained under the laws of the Netherlands to permit such sale. There are no ongoing reporting requirements in connection with the sale of such securities under securities laws of the Netherlands;

          (iv) as the Purchased Securities are subject to resale restrictions under the rules of the TSX and may be subject to resale restrictions under any other regulatory authority having jurisdiction, the Purchaser will comply with all relevant laws, rules and policies concerning any resale of such securities and will consult with its own legal advisors with respect to such compliance;

           (v) the Purchaser will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities legislation and regulations to permit the purchase of the Purchased Units on the terms herein set forth;

          (vi) if required by applicable securities legislation, policy or order of a securities regulatory authority, stock exchange or other regulatory authority, the Purchaser (at the Corporation's expense) will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Purchased Securities, as may be required;

         (vii) no finder, broker, agent, or other intermediary has acted for or on behalf of the Purchaser in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Purchaser or the Corporation to any such person in connection with such transactions;

        (viii) the Purchaser is not a "UNITED STATES PERSON" (as that term is defined in Rule 902 of Regulation S promulgated under the United States Securities Act of 1933) nor purchasing the Purchased

               Securities for the account of a United States person or for resale to a United States person or to a person in the United States;

          (ix) the Purchaser is not resident in the Province of Ontario;

           (x) the Purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of this investment;

          (xi) the Purchaser is duly incorporated, validly existing and in good standing under the laws of and resident in, the Netherlands;

         (xii) the Purchaser has the corporate power, capacity and authority to enter into, and to perform its obligations under, this Subscription Agreement. This Subscription Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies. At the Closing, all agreements contemplated by this Subscription Agreement to which the Purchaser is a party will be duly authorized, executed and delivered by the Purchaser and will be valid and binding obligations of it, enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

        (xiii) the entering into of this Subscription Agreement, the purchase of the Purchased Units, Common Shares and Share Purchase Warrants, and the performance by the Purchaser of its other obligations contemplated hereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, (a) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the shareholders and directors of the Purchaser; (b) to the knowledge of the Purchaser, any statute, rule or regulation applicable to the Purchaser; and (c) to the knowledge of the Purchaser, any judgment decree or order binding the Purchaser or the property or assets of the Purchaser.

         (xiv) to the knowledge of the Purchaser, the Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Subscription Agreement or to purchase the Units in accordance with the terms hereof; and

          (xv) the Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Corporation. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units. Purchaser understands that it (and not the Corporation) will be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

     (c) KNOWLEDGE: For greater certainty, references to the knowledge of the Corporation or to the best of the Corporation's knowledge in paragraph
          (a) above, refer to the knowledge of each of Leslie Dan, Anthony Schincariol, Michael Byrne and Nicholas Glover after having made reasonable enquiries.


9.   RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS

The Purchaser acknowledges that the representations, warranties and covenants of the Purchaser contained in this Subscription Agreement are made with the intent that they may be relied upon by the Corporation to, among other things, determine its eligibility to purchase Purchased Units. The Purchaser further agrees that by accepting the Purchased Units, the Purchaser will be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they will survive the purchase by the Purchaser of the Purchased Units and will continue in full force and effect notwithstanding any subsequent disposition by them of the Purchased Units, Common Shares, Share Purchase Warrants or Common Shares issued upon the exercise of the Share Purchase Warrants.

10.  PRE-EMPTIVE RIGHT

     (a) Except as expressly provided in this Section 10, no Equity Securities will be issued by the Corporation, and no option or other right for the purchase of, acquisition of, or subscription for, any Equity Securities will be granted, at any time after the date hereof except upon compliance with the provisions of this Section 10. Without limiting the generality of the foregoing, nothing in this section 10 will be construed to prohibit the Corporation from issuing securities at any time and from time to time, on such terms and conditions as may be acceptable to the board of directors of the Corporation.

     (b) If the Corporation proposes to undertake a Public Share Issuance, the Corporation will ensure that the terms of such Public Share Issuance will enable the Purchaser to purchase that number of Equity Securities in order that the Purchaser may maintain its percentage holding of the total issued and outstanding Common Shares of the Corporation on a fully diluted basis, excluding Excluded Share Issuances, determined immediately prior to the Public Share Issuance (the "OWNERSHIP LEVEL") on the same terms and conditions as the other participants in the Public Share Issuance.

     (c) If the Corporation proposes to undertake a Public Share Issuance and the circumstances of the Public Share Issuance in the Corporation's judgment, acting reasonably, do not permit the Purchaser to participate in the offering, then the Corporation may proceed with the offering provided that the Purchaser is afforded an opportunity within 180 days of the closing of such offering to participate in that offering or in another offering on substantially the same terms as the original offering (that offering or another offering being referred to herein as the "ALTERNATIVE TRANSACTION"). Until the completion of the Alternative Transaction, or until the Purchaser declines to participate fully in the Alternative Transaction, the Purchaser will be deemed to have the same share ownership percentage interest in the Corporation as it had prior to the Public Share Issuance in which the Purchaser was not permitted to participate. If the Purchaser agrees to participate in the Alternative Transaction but not to its full pro rata share, it will, immediately upon such agreement, have its share ownership percentage deemed to be reduced to the actual share ownership percentage interest it would have upon completion of such Alternative Transaction and, should it fail to complete the Alternative Transaction, the share ownership percentage interest of the Purchaser will be reduced to its actual level at that time.

     (d) The pre-emptive rights pursuant to this Section 10 will terminate immediately and will be lost for all future time on the earlier of:
          (i) five years from the date of this Agreement; and (ii) if at any time, the Purchaser ceases to hold Common Shares whether or not the Purchaser subsequently acquires securities of the Corporation.

     (e) Commencing 4 years and 6 months from the date of this agreement, the Purchaser and the Corporation will commence negotiations in good faith to extend the rights provided to the Purchaser in Section 10 on commercially reasonable terms.

11.  FIRST RIGHT OF NEGOTIATION

     (a) Provided that the Purchaser (or its successors or assigns) continues to hold any Common Shares of the Corporation (the "OWNERSHIP THRESHOLD"), the Corporation hereby grants a right of first negotiation (the "RIGHTS") to the Purchaser to obtain an exclusive license (the "LICENSE") to develop, market, sell, promote and distribute (in a geographic territory to be negotiated) the next five Indications (the "FIVE INDICATIONS") for which the Corporation seeks a licensee to develop, market, sell, promote and distribute the applicable Indication.

     (b)  The Rights will expire on the earlier of:

          (i)  five years from the date of this Agreement; and

          (ii) the delivery of Negotiation Notices to the Purchaser by the Corporation in respect of Five Indications and the earlier of:

               (A) the expiry of the Negotiation Period in respect of each of the applicable Indications; and

               (B) the execution and delivery by each of the Purchaser and the Corporation of a License and Development Agreement in respect of each of the applicable Indications;

         (iii) if the holding of Common Shares by the Purchaser falls below the Ownership Threshold, the Purchaser's Rights under this Section 11 will terminate immediately and will be lost for all future time and thereafter the Purchaser will not have any rights under
               Section 11 in respect of the Five Indications whether or not the Purchaser subsequently acquires securities of the Corporation.

     (c)

          (i) The Corporation will notify the Purchaser that it wishes to trigger the obligations in this Section at a time determined by the Corporation in respect of each Indication, but not earlier than the initiation of the first clinical trials using human subjects in respect of each of the Five Indications (the "NEGOTIATION NOTICE").

          (ii) Upon receipt of a Negotiation Notice, each of the Corporation and the Purchaser will negotiate for a period of up to 60 days (the "NEGOTIATION PERIOD") the terms under which:

               (A) the Purchaser would obtain the License from the Corporation and its Affiliates; and

               (B) the Purchaser and the Corporation will jointly develop the applicable Indication (the "DEVELOPMENT AND LICENSE AGREEMENT").

               (C) The Development and License Agreement will contain, without limitation, the following terms and conditions

                    (I) payment terms (including, without limitation, license fees, ongoing royalties, milestone payments, cost sharing on joint development activities and minimum sales commitments); and

                    (II) further assurances by the Corporation to assist the
                         Purchaser in obtaining any regulatory approval or registration or any patent, trade-mark, trade dress or other intellectual property rights in respect of the Corporation products which are necessary for the marketing, sale, promotion or distribution of the applicable indications.

         (iii) For greater certainty, the Corporation will not negotiate or enter into discussions with any other party in respect of licensing or development of any of the Five Indications until the earlier of:

               (A) the expiry of the Negotiation Period in respect of an applicable Indication;

               (B) the execution and delivery by each of the Corporation and the Purchaser of a Development and License Agreement (to the extent permitted under that agreement) in respect of an applicable Indication; or

               (C) the Purchaser's ownership in the Corporation falls below the Ownership Threshold.

          (iv) For greater certainty, if the Corporation and the Purchaser do not execute and deliver a Development and License Agreement before the expiry of the Negotiation Period, the Corporation will have no further obligations to the Purchaser in respect of that Indication, and the Corporation may negotiate, enter into discussions with and execute and deliver agreements with any other person in respect of the particular Indication that is the subject of the Negotiation Notice, provided that the Corporation may not offer the applicable Indication to any other party on terms which are materially more favourable to the other person than the terms offered to the Purchaser having regard to all of the circumstances of the applicable offers.

     (d) Commencing 4 years and 6 months from the date of this agreement, the Purchaser and the Corporation will commence negotiations in good faith to extend the rights provided to the Purchaser in Section 11 on commercially reasonable terms.


12.  INTERPRETATION

All terms not otherwise defined herein will have the meaning ascribed to them in Schedule "A" to this Agreement.

13.  FURTHER ASSURANCES

The Purchaser and the Corporation agree to deliver such documents, certificates, assurances and other instruments as may be required to carry out the provisions of this Subscription Agreement.

14.  GOVERNING LAW

This Subscription Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser and the Corporation irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

15.  SURVIVAL

Except where specifically provided otherwise herein, this Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Purchaser and the Corporation notwithstanding the completion of the purchase of the Purchased Securities by the Purchaser pursuant hereto and any subsequent disposition by the Purchaser of the Purchased Securities.

16.  ASSIGNMENT

This Subscription Agreement is not transferable or assignable by any party without the consent of the other parties.

17.  COUNTERPARTS

This Subscription Agreement may be executed by fax and in counterparts, each of which will be deemed to be an original and all of which will constitute one and the same document.

18.  SUBSCRIPTION PARTICULARS

     (a) The number of Purchased Units being subscribed for is 14,021,000 at a price equal to $0.20 per Unit, with the aggregate price of the Purchased Units being subscribed for being Cdn.$2,804,200.

     (b) The Common Shares and Share Purchase Warrants that constitute the Purchased Units are to be registered in the name of Teva Pharma B.V., whose address is Industrieweg 23, 3640 RK Mijdrecht, The Netherlands.

     (c) The certificates representing the Common Shares and Share Purchase Warrants comprising the Purchased Units are to be delivered at Closing to counsel to the Purchaser.



                [THE REST OF THE PAGE INTENTIONALLY LEFT BLANK]

19.  COMMUNICATIONS

Subject to applicable law, the Corporation shall provide the Purchaser with an opportunity to review any press release, announcement or public statement to be issued in connection with the execution of this Subscription Agreement and the sale of the Purchased Units prior to the release thereof.

DATED this ____day of September, 2003.

TEVA PHARMA B.V.

By:
   ---------------------------------------
Name:
Title:

ACCEPTANCE

The above-mentioned Subscription Agreement is hereby accepted and agreed to by the undersigned.

DATED at Toronto, Ontario, this ____day of September, 2003.

VIVENTIA BIOTECH INC.

By:
   ---------------------------------------
Name: Michael Byrne
Title: Chief Financial Officer and Secretary

                                  SCHEDULE "A"

In this Subscription Agreement:

1. "Affiliate" will have the meaning set forth in the Business Corporations Act (Ontario).

2. "Arm's Length" will have the meaning attributed to such term in the Income Tax Act (Canada).

3. "Company Intellectual Property" means all material Intellectual Property owned or acquired by the Corporation and the Subsidiary or in which the Corporation or the Subsidiary has any rights necessary for the conduct of the Corporation's business as it is currently being conducted.

4. "Corporation Products" means products developed solely by or solely on behalf of and for the sole benefit of, the Corporation, which for greater certainty, excludes products discovered pursuant to collaboration agreements with third parties from time to time.

5. "Equity Securities" means equity securities (including securities which are, directly or indirectly, convertible, exercisable or exchangeable for equity securities, whether at the option of the Corporation, the holder or automatically) issued in connection with a Public Share Issuance.

6. "Excluded Share Issuance" includes any issuance of securities of the Corporation for non-financing purposes, including, without limitation, in connection with:

     (a)  a business acquisition or other strategic transaction;

     (b) the Corporation's stock option or other incentive compensation plans;

     (c) securities issued as share dividends or pursuant to the exercise of conversion privileges, options, or rights previously granted by the Corporation or issued in accordance with Section 10; or

     (d) securities issued in connection with arm's length lease financing, bank financing or other similar transactions that are primarily of a non-equity financing nature.

 7. "Indications" means an indication of any of the Corporation Products and in respect of such indication the Corporation has conducted or is conducting or has had or is having conducted on its behalf the first clinical trials using human subjects.

 8.  "Intellectual Property" means all:

     (a) rights in respect of all trade secrets, confidential information and confidential know-how;

     (b) all copyrights, whether registered or not, and all registrations and records of such copyrights;

     (c) all industrial designs, design patents and other designs and all registrations and records of them;

     (d) all rights pursuant to the Integrated Circuit Topography Act and all registrations and records of them;

     (e) all patents and applications for patents and all inventions in each of them, applied for or registered in any jurisdiction, all patents which may issue out of such applications and all divisions, reissues, renewals, reexaminations, continuations, continuations in part and extensions;

     (f) all trade-marks and other commercial symbols, whether registered or not, including:

          (i) both registered trade and service marks (as defined in the Trademarks Act) and unregistered trade and service marks;

          (ii) designs, logos, indicia, distinguishing guises, trade names, business names and other source or business identifiers;

          (iii) fictitious characters;

          (iv) all registrations and applications for registration in respect of such marks or symbols that have been made in the Canadian Trademarks Office or any such similar office in any other country, all records of such registrations and applications, and all reissues, extensions or renewals of such registrations and applications;

          (v)  all common law and other rights in such marks and symbols; and

     (g) all names, marks and symbols which are registered in the name of the Corporation as domain names with any Internet domain name registration authority.

9. "Intellectual Property Licenses" means all licenses and other contracts granting the Corporation or the Subsidiary a license, right to use, or any other interest in Intellectual Property other than a full conveyance of all rights in such Intellectual Property.

10. "Public Share Issuance" means a treasury issuance by the Corporation of equity securities principally for the purpose of financing of the Corporation that is not an Excluded Share Issuance.

                               SCHEDULE 8(a)(XVI)
                                   LITIGATION

1. The Corporation is involved in a claim against the National Research Counsel of Canada, Simon Foote, Saran Narang and Colin Roger MacKenzie, with respect to a dispute of co-inventorship regarding specific aspects of the Corporation's H-11 based invention entitled "antigen binding fragments that specifically detects cancer cells, nucleotides encoding the fragments and use thereof for the prophylaxis and detection of cancers" and the related patents and patent applications.

2. The Corporation is involved in a claim against it and seven other parties, including Novopharm Ltd., by First Monitor Canada Inc. for the alleged breach of a distribution agreement between the plaintiff and Novopharm Ltd.

                              SCHEDULE 8(a)(XXXI)
                             INTELLECTUAL PROPERTY

Status as of August 26, 2003                               PAGE 1

PATENT/
APPLICATION         PRODUCT    TITLE                       FILED               COUNTRY    PATENT NO.            DATE OF ISSUE
95 922 373.6        A6         Human Monoclonal            June 16, 1995       Europe      EP 0 766 736          September 12, 2001
                               Antibodies Specific to
                               Cell Cycle Independent
                               Glioma Surface(A6)

695 22 689.4-08     A6         Human Monoclonal            November 5, 2001    Germany     DE 695 22 689.4-08    April 12, 2002
                               Antibodies Specific to
                               Cell Cycle Independent
                               Glioma Surface(A6)

EP 0 766 736        A6         Human Monoclonal            November 5, 2001    France
                               Antibodies Specific to
                               Cell Cycle Independent
                               Glioma Surface(A6)

EP 0 766 736        A6         Human Monoclonal            November 5, 2001    U.K.
                               Antibodies Specific to
                               Cell Cycle Independent
                               Glioma Surface(A6)

08/264,093          A6         Human Monoclonal            June 21, 1994       U.S.        5,639,863             June 17, 1997
                               Antibodies Specific to
                               Cell Cycle Independent
                               Glioma Surface(A6)

33696/97            H11        Antigen Binding Fragments   May 22, 1997        Australia   725238                January 25, 2001
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

PI 9710811-1        H11        Antigen Binding Fragments   November 10, 1998   Brazil
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

2,255,540           H11        Antigen Binding Fragments   May 22, 1997        Canada
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

CN 97194815.1       H11        Antigen Binding Fragments   November 28, 1998   China
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

97929703.3          H11        Antigen Binding Fragments   May 22, 1997        Europe
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

P9902713            H11        Antigen Binding Fragments   May 22, 1997        Hungary
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

127193              H11        Antigen Binding Fragments   November 28, 1998   Israel
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

                              INTELLECTUAL PROPERTY
                              VIVENTIA BIOTECH INC.
PATENT/                       CONFIDENTIAL INFORMATION
APPLICATION                    A BRIEF STATUS
95 922 373.6                  [


                                             ]

695 22 689.4-08               [


                                             ]

EP 0 766 736                  [


                                             ]

EP 0 766 736                  [


                                             ]

08/264,093                    [


                                             ]

33696/97                      [






                                             ]

PI 9710811-1                  [






                                             ]

2,255,540                     [






                                             ]

CN 97194815.1                 [






                                             ]

97929703.3                    [






                                             ]

P9902713                      [






                                              ]

127193                        [





                                              ]


Status as of August 26, 2003                               PAGE 2

PATENT/             PRODUCT    TITLE                       FILED               COUNTRY     PATENT NO.            DATE OF ISSUE
APPLICATION
9-542853            H11        Antigen Binding Fragments   May 22, 1997        Japan
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

989695              H11        Antigen Binding Fragments   May 22, 1997        Mexico
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

332566              H11        Antigen Binding Fragments   May 22, 1997        New Zealand  332566               December 7, 2000
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

985,150             H11        Antigen Binding Fragments   May 22, 1997        Norway
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

9805601-3           H11        Antigen Binding Fragments   May 22, 1997        Singapore    60444                April 18, 2000
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

09/194,164          H11        Antigen Binding Fragments   November 20, 1998   US
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

101,108             H11        Antigen Binding Fragments   May 22, 2000        Hong Kong
                               (H11) That Specifically
                               Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

505305              H11        Antigen Binding Fragments   June 21, 2000       N.Zealand    NZ 505305            October 7, 2002
(Divisional of                 (H11) That Specifically
332566)                        Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

72432/00            H11        Antigen Binding Fragments   December 20, 2000   Australia
(Divisional of AU              (H11) That Specifically
Patent 725238)                 Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

08/862,124          H11        Antigen Binding Fragments   May 22, 1997        US           6,207,153            March 27, 2001
(Priority over                 (H11) That Specifically
08/657,449); CIP)              Detect Cancer Cells,
                               Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

09/782,397 (2nd     H11        Antigen Binding Fragments   February 13, 2001   US           Publication No.      January 30, 2003
Continuation of                (H11) That Specifically                                      US-2003-0021779-A1
US Application                 Detect Cancer Cells,
No. 08/862,124)                Nucleotides Encoding The
                               Fragments, And Use
                               Thereof For The
                               Prophylaxis And Detection
                               Of Cancers

10/290,703 (New     4B5*       Antigen Binding Fragments   November 8, 2002    US          Published              June 23, 2003
Continuation of                Designated 4B5, That
09/747,669                     Specifically Detect
12/21/2000 which               Cancer Cells, Nucleotides
is a Continuation              Encoding the Fragments,
of 09/111,286                  and Use Thereof for the
07/07/1998                     Prophylaxis and Detection
(Abandoned) which              of Cancers
claims benefit of
60/051,945
07/08/1997)

79273/98            4B5*       Antigen Binding Fragments   December 23, 1999   Australia
                               Designated 4B5, That
                               Specifically Detect
                               Cancer Cells, Nucleotides
                               Encoding the Fragments,
                               and Use Thereof for the
                               Prophylaxis and Detection
                               of Cancers


                                INTELLECTUAL PROPERTY
                                VIVENTIA BIOTECH INC.
PATENT/                         CONFIDENTIAL INFORMATION
APPLICATION                     A BRIEF STATUS
9-542853                       [







                                              ]

989695                         [






                                              ]

332566                         [







                                              }
985,150                        [






                                              ]

9805601-3                      [






                                               ]

09/194,164                     [






                                              ]

101,108                        [






                                              ]

505305                          [
(Divisional of
332566)




                                               ]

72432/00                       [
(Divisional of AU
Patent 725238)





                                               ]
08/862,124
(Priority over
08/657,449); CIP)

                                               ]




09/782,397 (2nd               [
Continuation of
US Application
No. 08/862,124)



                                                ]

10/290,703 (New               [
Continuation of
09/747,669
12/21/2000 which
is a Continuation
of 09/111,286
07/07/1998
(Abandoned) which
claims benefit of
60/051,945
07/08/1997)                                     ]

79273/98                       [





                                                ]

Status as of August 26, 2003                               PAGE 3

PATENT/             PRODUCT    TITLE                       FILED               COUNTRY     PATENT NO.            DATE OF ISSUE
APPLICATION
2002301149          4B5*       Antigen Binding Fragments   September 23, 2002  Australia
(Divisional of                 Designated 4B5, That
79273/98)                      Specifically Detect
                               Cancer Cells, Nucleotides
                               Encoding the Fragments,
                               and Use Thereof for the
                               Prophylaxis and Detection
                               of Cancers

98929569.6          4B5*       Antigen Binding Fragments   January 10, 2000    Europe
                               Designated 4B5, That
                               Specifically Detect
                               Cancer Cells, Nucleotides
                               Encoding the Fragments,
                               and Use Thereof for the
                               Prophylaxis and Detection
                               of Cancers

2000-502064         4B5*       Antigen Binding Fragments   December 23, 1999   Japan
                               Designated 4B5, That
                               Specifically Detect
                               Cancer Cells, Nucleotides
                               Encoding the Fragments,
                               and Use Thereof for the
                               Prophylaxis and Detection
                               of Cancers

501990              4B5*       Antigen Binding Fragments   December 23, 1999   New Zealand  501990                  January 7, 2003
                               Designated 4B5, That
                               Specifically Detect
                               Cancer Cells, Nucleotides
                               Encoding the Fragments,
                               and Use Thereof for the
                               Prophylaxis and Detection
                               of Cancers

2,295,375         4B5*         Antigen Binding Fragments   December 24, 1999   Canada
                               Designated 4B5, That
                               Specifically Detect
                               Cancer Cells, Nucleotides
                               Encoding the Fragments,
                               and Use Thereof for the
                               Prophylaxis and Detection
                               of Cancers

548378            4B5*         Anti-idiotypic antibody     October 23, 1995    U.S.        US 5,653,977          August 5, 1997
                               that mimics the GD2
                               antigen

10/070,503 based  Camelized A6 Enhanced Phage Display      March 7, 2002       U.S.
on PCT/CA00/01027              Libraries and Methods for
filed September                Producing Same (based on
7, 2000                        Carmelized A6)

00 960243-4       Camelized A6 Enhanced Phage Display      March 3, 2002       Canada
                               Libraries and Methods for
                               Producing Same (based on
                               Carmelized A6)

00 960243-4       Camelized A6 Enhanced Phage Display      March 12, 2002      Europe      EP Publication        Published: June 19,
                               Libraries and Methods for                                   No.1 214 352          2002
                               Producing Same (based on
                               Carmelized A6)

PCT/CA01/01845    Llama A6     Phage Display Libraries     December 21, 2001   Canada
(PCT filed on                  of Human VH Fragments
Provisional
60/258,031)

PCT/CA01/01845    Llama A6     Phage Display Libraries    Priority from        Canada
(National Phase                of Human VH Fragments      Provisional filed
Entry in Canada)                                          December 21, 2000
Official S. No
and filing date
awaited.

PCT/CA01/01845    Llama A6     Phage Display Libraries   Priority from         U.S.
(National Phase                of Human VH Fragments     Provisional filed
Entry in Canada)                                         December 21, 2000
Official S. No
and filing date
awaited.

PCT/CA01/01845    Llama A6     Phage Display Libraries   Priority from         Europe
(National Phase                of Human VH Fragments     Provisional filed
Entry in Canada)                                         December 21, 2000
Official S. No
and filing date
awaited.

2,424,255 (1st    VB4-845      Immunotoxin               March 26, 2003        Canada
Provisional filed
in Canada)

60/466,608        VB4-845      Methods for Treating      April 30, 2003        U.S.
                               Cancer Using a
                               Recombinant Immunotoxin

2nd U.S.          VB4-845      Methods for Treating      yet to be filed,      U.S.
Provisional                    Cancer Using a            final draft
(filing imminent)              Recombinant Immunotoxin   application being
                                                         reviewed.
[


                  INTELLECTUAL PROPERT
                  VIVENTIA BIOTECH INC.
PATENT/           CONFIDENTIAL INFORMATION
APPLICATION       A BRIEF STATUS
2002301149        [
(Divisional of
79273/98)




                                         ]

98929569.6        [






                                         ]

2000-502064       [






                                        ]

501990           [






                                        ]

2,295,375        [






                                        ]

548378



10/070,503 based   [
on PCT/CA00/01027
filed September 7,
2000
                                        ]

00 960243-4        [


                                        ]

00 960243-4        [


                                        ]

PCT/CA01/01845     [
(PCT filed on
Provisional
60/258,031)                             ]

PCT/CA01/01845     [
(National Phase
Entry in Canada)
Official S. No
and filing date
awaited.                                ]

PCT/CA01/01845      [
(National Phase
Entry in Canada)
Official S. No
and filing date
awaited.                                ]

PCT/CA01/01845       [
(National Phase
Entry in Canada)
Official S. No
and filing date
awaited.                                ]

2,424,255 (1st        [
Provisional filed
in Canada)                              ]

60/466,608



2nd U.S.              [
Provisional
(filing imminent)                        ]

[





                                                                                                                                ]